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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-3760 and 333-2007) and Form S-8 (Nos. 33-00074, 33-00076,
333-16741 and 333-15755) of FPA Medical Management, Inc. of our report dated March 21, 1997, appearing in this Annual Report on Form 10-K of FPA Medical Management, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
San Diego, California
March 28, 1997